SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                    _______________________________

                               FORM 8-K


           Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 3, 1999 (February 1, 1999)


                       GREIF BROS. CORPORATION
        (Exact name of registrant as specified in its charter)


          Delaware                  1-566         31-4388903
(State or other jurisdiction of  (Commission   (IRS Employer
       incorporation)            File Number)  Identification No.)

   425 Winter Road, Delaware, Ohio                   43015
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  (740) 549-6000


                         Not Applicable
   (Former name or former address, if changed since last report)



Item 4.		Changes in Registrant's Certifying Accountant.

(a) (1) PricewaterhouseCoopers LLP has been the independent public accounting firm for Greif Bros. Corporation, a Delaware corporation (the "Company"). On February 1, 1999, the Company informed
        PricewaterhouseCoopers LLP that an audit proposal would not be sought from that firm and that it was being dismissed as the Company's independent public accountants.

    (2) For the two fiscal years ended October 31, 1998, the report of PricewaterhouseCoopers LLP on the Company's consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

    (3) The decision to change accountants was approved by the Audit Committee of the Company's Board of Directors.

    (4) During the Company's two fiscal years ended October 31, 1998 and through February 1, 1999, there were no disagreements between PricewaterhouseCoopers LLP and the Company regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference thereto in its report on the financial statements for such years.

    (5) The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 3, 1999, is filed as Exhibit 16 to this Form 8-K.

(b) The Company's Audit Committee has directed the Company's management to prepare and seek request for audit proposals (the "Audit RFP") from certain independent public accounting firms regarding the audit of the Company's financial statements for its fiscal year ending October 31, 1999. The Company shall file a Form 8-K under Item 4(b) of that report at such time as the new independent accountant has been engaged, which report shall provide the information required by Item 304(a)(2) of Regulation S-K.

Item 7.		Financial Statements and Exhibits.

(c) Exhibits.

The following document is being filed as an exhibit to this Form 8-K:

Exhibit
No.       Description of Exhibit

16        Letter regarding change in certifying accountant.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GREIF BROS. CORPORATION



Date: February 3, 1999                   By /s/ Joseph W. Reed
                                         Joseph W. Reed, Chief Financial
                                         Officer


                           EXHIBIT INDEX


Exhibit
No.       Description of Exhibit

16        Letter regarding change in certifying accountant.